Re: Broker-Dealer
Marketing and Servicing Agreement
 for Variable Life Contracts


                        EXHIBIT A - Compensation Schedule
                               for VUL Accumulator

Principal Life Insurance Company ("Principal" or "we") will pay commissions on premiums we receive on sales of Policies made pursuant to the Broker-Dealer Marketing and Servicing Agreement for Variable Life Contracts Agreement (the "Agreement") according to the schedule below on premiums we receive.

We may, by written notice to Broker-Dealer (1) change this compensation schedule; (2) discontinue the issuance of any form of Policy; and/or (3) fix or change the amount of compensation on Policies issued in exchange for previously issued Policies.

First Year Commissions

a) 50%* of premiums we receive up to the planned periodic premium, but not to exceed target premium**.

b) 2.5% of premiums we receive that exceed the lesser of planned periodic premium or target premium.

     *See special provisions for Accounting Benefit Rider set out at the end of this Exhibit. **The target premium is determined according to a rate per $1,000 of face amount and varies by age and sex of the insured as set out in the following table.


Target Premiums (Annual per $1,000 face amount)

         ----------- ------------ ------------ ------------ ------- -------------- ------------ ------------
            Age         Male        Female       Unisex      Age        Male         Female       Unisex

             0          2.18         1.74         2.09        45        14.91         11.37        14.20
             1          2.18         1.74         2.09        46        15.89         11.86        15.08
             2          2.18         1.74         2.09        47        16.86         12.35        15.96
             3          2.18         1.74         2.09        48        17.84         12.85        16.84
             4          2.18         1.74         2.09        49        18.81         13.34        17.72
             5          2.18         1.74         2.09        50        19.79         13.83        18.60
             6          2.18         1.74         2.09        51        20.77         14.32        19.48
             7          2.18         1.74         2.09        52        21.74         14.81        20.35
             8          2.18         1.74         2.09        53        22.72         15.30        21.24
             9          2.18         1.74         2.09        54        23.69         15.79        22.11
             10         2.18         1.74         2.09        55        24.67         16.28        22.99
             11         2.29         1.83         2.20        56        25.91         17.56        24.24
             12         2.40         1.91         2.30        57        27.16         18.85        25.50
             13         2.51         2.00         2.41        58        28.40         20.13        26.75
             14         2.62         2.08         2.51        59        29.65         21.42        28.00
             15         2.73         2.17         2.62        60        30.89         22.70        29.25
             16         2.96         2.36         2.84        61        32.13         23.98        30.50
             17         3.20         2.54         3.07        62        33.38         25.27        31.76
             18         3.43         2.73         3.29        63        34.62         26.55        33.01
             19         3.67         2.91         3.52        64        35.87         27.84        34.26
             20         3.90         3.10         3.74        65        37.11         29.12        35.51
             21         3.92         3.11         3.76        66        37.47         29.68        35.91
             22         3.94         3.13         3.78        67        37.83         30.25        36.31
             23         3.95         3.14         3.79        68        38.19         30.81        36.71
             24         3.97         3.16         3.81        69        38.55         31.37        37.11
             25         3.99         3.17         3.83        70        38.91         31.94        37.52
             26         4.46         3.50         4.27        71        39.46         32.50        38.07
             27         4.93         3.84         4.71        72        40.02         33.06        38.63
             28         5.39         4.17         5.15        73        40.58         33.62        39.19
             29         5.86         4.51         5.59        74        41.14         34.19        39.75
             30         6.33         4.84         6.03        75        41.70         34.75        40.31
             31         6.80         5.17         6.47        76        43.93         36.61        42.47
             32         7.26         5.51         6.91        77        46.15         38.46        44.61
             33         7.73         5.84         7.35        78        48.38         40.32        46.77
             34         8.19         6.18         7.79        79        50.60         42.18        48.92
             35         8.66         6.51         8.23        80        52.83         44.04        51.07
             36         9.29         7.00         8.83        81        55.05         45.89        53.22
             37         9.91         7.48         9.42        82        57.28         47.75        55.37
             38         10.54        7.97         10.03       83        59.50         49.61        57.52
             39         11.16        8.45         10.62       84        61.73         51.46        59.68
             40         11.79        8.94         11.22       85        63.95         53.32        61.82
             41         12.41        9.43         11.81
             42         13.04        9.91         12.41
             43         13.66        10.40        13.01
             44         14.29        10.88        13.61
         ----------- ------------ ------------ ------------ ------- -------------- ------------ ------------

Asset Based Compensation ("Trail Compensation")

         We will pay Trail Compensation commencing at the end of the first quarter of Policy Year Six (6) and every quarter thereafter as long as the Policy remains in effect and this Agreement is in effect and active. The percentage of Trail Compensation we will pay is based on the accumulated value ("AV") of a Policy (as shown on the Policy's quarterly report) as shown in the following table:

                               Total % AV Trail Compensation
         Year 6-10                   0.25%
         Year 11 +                   0.15%

                               Breakdown of AV Trail Compensation
         Year 6-10             0.15% - vested to the original selling agent
                               0.10% - non-vested to the servicing agent

         Year 11 +             0.10% - vested to the original selling agent
                               0.05% - non-vested to the servicing agent

         *One fourth of the annual Trail Compensation is multiplied by the total AV on the last day of the contract quarter starting at the end of the 1st quarter in a Policy's sixth contract year.

Compensation for Renewals

         We will pay a renewal fee of 2.5% on all premiums we receive during Policy Years two (2) through five (5) as long as the Policy remains in effect and this Agreement is in effect and active.


Compensation on Increases

         "Increase" is a face amount increase of a Policy; to determine the amount of an Increase, if any, we compare the increased face amount of a Policy against the highest policy face amount of that policy during the immediately preceding three year period.
         We will pay a 50%* commission on premiums we receive that are attributable to the Increase and that we receive during the 12 months following the Increase, up to the planned periodic premium for the Increase amount, but not to exceed the target premium of the Increase amount.

          *See special provisions for Accounting Benefit Rider set out at the end of this Exhibit.

Compensation Where VUL Accumulator Replaces Other Variable Life Policies Issued by Principal Life Insurance Company

A.   First  year  commission:  We will pay first  year  commission  on a new VUL
     Accumulator Policy (the "Replacement Policy") that replaces an existing Principal Variable Life Policy (the "Replaced Policy") in an amount which is the sum of 1,2, 3 and 4, below:


     1. First year commission at the rate set out in First Year Commissions of this Exhibit will be applied to Replacement Policy premiums we receive that exceed the premiums on the Replaced Policy, not to exceed the lesser of the planned periodic premium or the target premium for the Replacement Policy.

     2. A percentage of the first year commission rate of the Replacement Policy (as set out in the table below) based on the number of years since the Replaced Policy was issued or updated*) will be applied to the Replaced Policy planned periodic premium, not to exceed target premium of the Replaced Policy. The commission rate paid according to this paragraph and the table below shall in no event exceed the applicable first year commissions rates as set out in the First Year Commissions section of this Exhibit. * "updated" means any increase or decrease of face amount of any Policy.

---------------------- ----------------------------------------- --------------------- -----------------------------------------
 Years Since Date of      Percentage of Replacement Policy's     Years Since Date of      Percentage of Replacement Policy's
 Issue or Update of           First Year Commission Rate         Issue or Update of           First Year Commission Rate
   Replaced Policy           Payable on Replaced Premium*          Replaced Policy           Payable on Replaced Premium*
        0 -  3                       0**                               12                          36
          4                          20                                13                          38
          5                          22                                14                          40
          6                          24                                15                          42
          7                          26                                16                          44
          8                          28                                17                          46
          9                          30                                18                          48
         10                          32                           19 and later                     50
         11                          34
---------------------- ------------------------------------ --------------------- -----------------------------------------

     * "Replaced premium" mean the amount of premium on which a first year commission has previously been paid.

     ** A commission equal to the renewal rate of the Replacement Policy will be paid on replaced premium.

     3. Commissions on cash values conserved and transferred from the Replaced Policy into the Replacement Policy will be paid as follows:

          o    2.5%  of  cash  value  transferred  from a  non-updated  Replaced
               Policy.
          o 2.5% on cash value transferred from an updated Replaced Policy or current yield policy.

          These commissions will be paid only on cash values deposited as unscheduled premiums except where a policy loan is carried over from the Replaced Policy to the Replacement Policy. Where a policy loan is carried over to a Replacement Policy, we will not pay a commission on any unscheduled premium deposit created for the purpose of carrying over the loan.

     4. An additional 5% commission will be paid on the amount of replaced premium if the total premium on the Replacement Policy is at least 25% greater than the premium of the Replaced Policy.


          Asset Based Compensation Trails are determined according to the applicable rates set out in this Exhibit.

C. Commissions will not be paid when partial surrender amounts are used to fund premium increases or new business.

D. For special situations, defined by the Insurer, involving replacement of life policies, Insurer reserves the right to further modify commissions payable on replacements outlined above.



Accounting Benefit Rider. Commission rate is reduced to 30% of target premium if Accounting Benefit Rider ("ABR") is used.



                        EXHIBIT B - Compensation Schedule
                               SVUL Broker-Dealer
                        Supervisory and Service Agreement


Principal Life Insurance Company ("Principal" or "we") will pay commissions on sales of Policies made pursuant to the Broker-Dealer Marketing and Servicing Agreement for Variable Life Contracts Agreement (the "Agreement") according to the schedule below on premiums we receive.

We may, by written notice to you, (1) change this compensation schedule; (2) discontinue the issuance of any form of Policy; and/or (3) fix the amount of compensation on Policies issued in exchange for previously issued Policies.

First Year Commissions
c) 50% of premiums we receive up to the planned periodic premium, not to exceed target premium**.
d) 3% of premium we receive above the lesser of planned periodic or target premium.

         *The target premium is determined according to a rate per $1,000 of face amount. This rate varies by age and sex of the insured.

                 Target Premiums (Annual per $1,000 face amount)

                                   APPENDIX B

                                 TARGET PREMIUMS

The target premiums for the Policy are based on the joint equivalent age (JEA) of the insureds. The JEA takes into account the gender*, age, smoking status and risk classification of each insured. The calculation is as follows:

1. Start with the unadjusted individual ages of insured #1 and insured #2. Call this (X1) and (X2) respectively.

2.   Take each individual age and adjust for gender.
     if Male the gender adjustment is 0
     if Female the gender adjustment is minus 5
     if Unisex rating is used, the gender adjustment is minus 2

3. Take resulting individual ages from step 2 and adjust for smokers if applicable.
     if Male Smoker the smoker adjustment is plus 3
     if Female Smoker the smoker adjustment is plus 2
     if Unisex Smoker the smoker adjustment is plus 3

4. Take resulting individual ages from step 3 and adjust for substandard table ratings, if any.
     if table A rating then add 2
     if table B rating then add 4
     if table C rating then add 6
     if table D rating then add 8
     if table E rating then add 10
     if table F rating then add 12
     if table G rating then add 14
     if table H rating then add 15
     if rating is higher than table H then add 16.

5. The result of step 4 is the adjusted individual ages of insured #1 and insured #2. Call this (X1A) and (X2A) respectively.

6.   If (X1A) is greater than 100 then set (X1A) equal to 100.

7.   If (X2A) is greater than 100 then set (X2A) equal to 100.

8.   Take the difference between (X1A) and (X2A). Call this (XDIFF).

9. Look up (XDIFF) on the table below to find out what to add on to youngest adjusted age.

                   XDIFF                   ADD ON
                0                                     0
                1     To          2                   1
                3     To          4                   2
                5     To          6                   3
                7     To          9                   4
               10     To         12                   5
               13     To         15                   6
               16     To         18                   7
               19     To         23                   8
               24     To         28                   9
               29     To         34                  10
               35     To         39                  11
               40     To         44                  12
               45     To         47                  13
               48     To         50                  14
               51     To         53                  15
               54     To         56                  16
               57     To         60                  17
               61     To         64                  18
               65     To         69                  19
               70     To         75                  20
               76     to         85                  21

10. The JEA (Joint Equivalent Age) is equal to the Minimum of (X1A) and (X1B) plus ADD ON from the table above.


     Example:

     Male Nonsmoker age 45 table rating A, Female Smoker age 57.

1.   (X1) = 45 and (X2) = 57
2.   (X1) = 45 + 0 = 45; and (X2) = 57 - 5 = 52
3.   (X1) = 45 + 0 = 45; and (X2) = 52 + 2 = 54
4.   (X1) = 45 + 2 = 47; and (X2) = 54 + 0 = 54
5.   (XIA) = 47; (X2A) = 54
6.   (XIA) is not greater than 100
7.   (X2A) is not greater than 100
8.   (XDIFF) = (X2A) - (X1A) = 54 - 47 = 7
9.   ADD ON = 4
10.  JEA = minimum of (XIA) and (X2A) + ADD ON = 47 + 4 = 51

                  SVUL Target Premium Rates per $1000 of Face

 JEA        Target          JEA          Target           JEA          Target

 <20          2.78           44            6.51            69           30.45
 20           2.78           45            6.93            70           31.36
 21           2.87           46            7.38            71           32.27
 22           2.95           47            7.86            72           33.17
 23           3.03           48            8.38            73           34.08
 24           3.13           49            8.93            74           35.02
 25           3.22           50            9.50            75           35.97
 26           3.32           51           10.12            76           36.95
 27           3.41           52           10.78            77           37.95
 28           3.52           53           11.49            78           38.94
 29           3.62           54           12.54            79           39.96
 30           3.73           55           13.68            80           40.99
 31           3.84           56           14.92            81           42.00
 32           3.96           57           16.22            82           42.00
 33           4.07           58           17.58            83           42.00
 34           4.24           59           18.94            84           42.00
 35           4.42           60           20.32            85           42.00
 36           4.60           61           21.67            86           42.00
 37           4.79           62           22.98            87           42.00
 38           4.99           63           24.23            88           42.00
 39           5.20           64           25.41            89           42.00
 40           5.41           65           26.52            90           42.00
 41           5.64           66           27.56           >90           42.00
 42           5.87           67           28.56
 43           6.11           68           29.53

* The cost of insurance rate for Policies issued in states which require unisex pricing or in connection with employment related insurance and benefit plans is not based on the gender of the insured.

Service Fees

A service fee of 1% on all premium received beyond the first policy year is paid as long as the policy remains in effect and this Agreement remains active.

Compensation for Renewals

         A renewal fee of 2% on all premiums received during policy years two
         (2) through ten (10) is paid as long as the Policy remains in effect and this Agreement remains in effect and active.

         If the previous servicing agent of record was a Princor registered representative and a new representative registered with you is appointed to service the policy, only a 1% service fee will be paid on the existing premium. A 2% renewal commission will be paid to your representative on any premium increases while they service the Policy in addition to the 1% service fee.

Compensation on Increases

         An "increase" is defined as a face amount increase. We will compare the increased face amount of the Policy against the highest Policy face amount over the immediately preceding three year period to determine if there is a Policy face amount increase during the current year.

         A 50% commission will be paid on premium received during the first 12 months following the date of an face amount increase that is greater than the premium level on which a high [50%] first year commission rate was previously paid. The maximum premium on which a high [50%] first year commission rate is paid will be limited to the lesser of total planned periodic premium or total target premium amount of the policy after a face amount increase has occurred.


Compensation for Replacement of Life Policies Issued by Principal Life Insurance Company

A.       First year commission is the sum of 1,2, 3 and 4 which follow.

     1. A full first year commission rate as set out in First Year Commissions of the exhibit will be applied to all new policy premium in excess of the replaced premium but less than the planned periodic, not to exceed target premium.

     2. A percentage of the first year commission rate of the new policy determined from the table below according to the number of years since the replaced policy was issued or updated will be applied to the replaced policy planned periodic premium, not to exceed target premium. The resulting commission rate in the table shall in no event exceed the applicable first year commissions rates as set out in the First Year Commissions section of this exhibit.

--------------------- ----------------------------------------- ------------------- ------------------------------------------
Years Since Date of          Percentage of New Policy's          Years Since Date          Percentage of New Policy's
  Issue or Update            First Year Commission Rate              of Issue              First Year Commission Rate
                            Payable on Replaced Premium*            or Update             Payable on Replaced Premium*
    0 -  3                          0**                               12                         36
         4                         20                                 13                         38
         5                         22                                 14                         40
         6                         24                                 15                         42
         7                         26                                 16                         44
         8                         28                                 17                         46
         9                         30                                 18                         48
        10                         32                             19 and later                   50
        11                         34
--------------------- ------------------------------------- ------------------- ------------------------------------------

*Replaced premium amounts will be defined as the level of premium on which a first year commission was previously paid.

**A commission equal to the renewal rate of the new policy will be paid on replaced premium.

     3. Commissions on cash values conserved and transferred into the new policy will be paid as follows:
          o    3% of cash value transferred from a non-Updated policy.
          o 1% on cash value transferred from an Updated policy or current yield policy.

               These commissions will be paid on cash values deposited as unscheduled premiums. However, in situations where a policy loan is carried over to the new policy, we will not pay a commission on the unscheduled premium deposit created for the purpose of carrying over the loan.

     4. An additional 5% commission will be paid on the amount of policy premium being replaced if the total premium in the new policy is at least 25% greater than the premium of the replaced policy.

B. Service fees are determined according to the applicable rates for such as set out in the exhibit.

C. Commissions will not be paid when partial surrender amounts are used to fund premium increases or new business.

D. For special situations defined by the Insurer involving replacement of life policies, the insurer reserves the right to further modify commissions payable on replacements outlined above.

                        EXHIBIT C - Compensation Schedule
                              for PrinFlex(R) Life
     (Sold only with the assistance of Executive Benefit Services (EBS(R)))


Principal Life Insurance Company ("Principal" or "we") will pay commissions on premiums we receive on sales of Policies made pursuant to the Broker-Dealer Marketing and Servicing Agreement for Variable Life Contracts Agreement (the "Agreement") according to the schedule below.

We may, by written notice to Broker-Dealer (1) change this compensation schedule; (2) discontinue the issuance of any form of Policy; and/or (3) fix or change the amount of compensation on Policies issued in exchange for previously issued Policies.

First Year Commissions

          (a) 50%# of premiums we receive up to the planned periodic premium, but not to exceed target premium*.

          (b) 3% of premiums we receive that exceed the lesser of planned periodic or target premium.

               *The target premium is determined according to a rate per $1,000 of face amount and varies by age and sex of the insured.

               # See Special Underwriting section at the end of this Exhibit.

                Target Premiums (Annual per $1,000 face amount)

--------- ------------ ------------ ------------ --------- ------------ ------------ ------------
 Age         Male        Female       Unisex       Age        Male        Female       Unisex

  0          3.50         2.83         3.41         45        14.31        11.93        14.00
  1          3.50         2.83         3.41         46        15.08        12.53        14.75
  2          3.50         2.83         3.41         47        15.90        13.16        15.54
  3          3.50         2.83         3.41         48        16.77        13.83        16.39
  4          3.50         2.83         3.41         49        17.70        14.54        17.29
  5          3.50         2.83         3.41         50        18.68        15.30        18.24
  6          3.50         2.83         3.41         51        19.74        16.10        19.27
  7          3.50         2.83         3.41         52        20.86        16.94        20.35
  8          3.50         2.83         3.41         53        22.05        17.85        21.50
  9          3.50         2.83         3.41         54        23.32        18.80        22.73
  10         3.50         2.83         3.41         55        24.67        19.82        24.04
  11         3.65         2.91         3.55         56        26.11        20.90        25.43
  12         3.80         3.00         3.70         57        27.65        22.05        26.92
  13         3.95         3.08         3.84         58        29.30        23.29        28.52
  14         4.10         3.17         3.98         59        31.05        24.62        30.21
  15         4.25         3.25         4.12         60        32.93        26.06        32.04
  16         4.62         3.63         4.49         61        34.94        27.60        33.99
  17         4.99         4.00         4.86         62        37.10        29.26        36.08
  18         5.36         4.38         5.23         63        39.40        31.06        38.32
  19         5.73         4.75         5.60         64        41.86        32.97        40.70
  20         6.10         5.13         5.97         65        44.48        35.02        43.25
  21         6.11         5.16         5.99         66        47.29        37.21        45.98
  22         6.12         5.20         6.00         67        50.30        39.58        48.91
  23         6.13         5.23         6.01         68        53.52        42.14        52.04
  24         6.14         5.27         6.03         69        56.98        44.93        55.41
  25         6.15         5.30         6.04         70        60.71        47.98        59.06
  26         6.29         5.42         6.18         71        64.73        51.30        62.98
  27         6.43         5.54         6.31         72        69.02        54.93        67.19
  28         6.57         5.65         6.45         73        73.62        58.86        71.70
  29         6.71         5.77         6.59         74        78.48        63.12        76.48
  30         6.85         5.89         6.73         75        83.65        67.71        81.58
  31         7.17         6.16         7.04         76        87.77        71.45        85.65
  32         7.51         6.44         7.37         77        91.89        75.20        89.72
  33         7.87         6.74         7.72         78        96.00        78.94        93.78
  34         8.26         7.06         8.10         79       100.12        82.69        97.85
  35         8.66         7.40         8.50         80       104.24        86.43       101.92
  36         9.10         7.76         8.93         81       113.32        95.74       111.03
  37         9.55         8.13         9.37         82       122.40       105.05       120.14
  38         10.03        8.53         9.84         83       131.48       114.36       129.25
  39         10.54        8.94         10.33        84       140.56       123.67       138.36
  40         11.09        9.38         10.87        85       149.64       132.98       147.47
  41         11.66        9.83         11.42
  42         12.26        10.32        12.01
  43         12.91        10.82        12.64
  44         13.59        11.36        13.30
--------- ------------ ------------ ------------ --------- ------------ ------------ ------------



Service Fees

         We will pay a service fee of 0.5% on all premium we receive beyond the first policy year as long as the Policy remains in effect and this Agreement is in effect and active.

Compensation for Renewals

         A renewal fee of 2% on all premium received beyond the first policy year is paid as long as the policy remains in effect and this Agreement remains in effect and active.

         If the previous servicing agent of record was a Princor registered representative and a new representative registered with you is appointed to service the Policy, only a 1% service fee will be paid on the existing premium. A 2% renewal commission will be paid to your representative on any premium increases while they service the policy in addition to the 1% service fee.

Compensation on Increases

         An "Increase" is a face amount increase of a Policy. To determine the amount of an Increase, if any, we compare the increased face amount of a Policy against the highest policy face amount of that Policy during the immediately preceding three year period.
         We will pay a 50%# commission on premiums we receive during the 12 months following the Increase, provided that the commission rate is limited to the lesser of the planned periodic premium for the Increase amount or the target premium of the Increase amount.

         # See Special Underwriting paragraph below.

Compensation Where Prinflex Replaces Other Variable Life Policies Issued by Principal

A. First year commission: We will pay first year commission on a new Prinflex Policy (the "Replacement Policy") that replaces an existing Principal Variable Life Policy (the "Replaced Policy") in an amount that is the sum of 1,2, 3 and 4, below.


     1. First year commission at the rate set out in First Year Commissions of this Exhibit will be applied to Replacement Policy premiums we receive that exceed the premiums on the Replaced Policy, not to exceed the lesser of the planned periodic premium or the target premium for the Replacement Policy.

     2. A percentage of the first year commission rate of the Replacement Policy (as set out in the table below) based on the number of years since the Replaced Policy was issued or updated*) will be applied to the Replaced Policy planned periodic premium, not to exceed target premium of the Replaced Policy. The commission rate paid according to this paragraph and the table below shall in no event exceed the applicable first year commissions rates as set out in the First Year Commissions section of this Exhibit.

   (* "updated" means any increase or decrease of face amount of any Policy.)

---------------------- ----------------------------------------- --------------------- -----------------------------------------
 Years Since Date of          Percentage of New Policy's         Years Since Date of          Percentage of New Policy's
   Issue or Update            First Year Commission Rate           Issue or Update            First Year Commission Rate
                             Payable on Replaced Premium*                                    Payable on Replaced Premium*
    0 -  3                              0**                             12                              36
       4                               20                               13                              38
       5                               22                               14                              40
       6                               24                               15                              42
       7                               26                               16                              44
       8                               28                               17                              46
       9                               30                               18                              48
      10                               32                          19 and later                         50
      11                               34
---------------------- ----------------------------------------- --------------------- -----------------------------------------

     * Replaced premium amounts will be defined as the level of premium on which a first year commission was previously paid.

     ** A commission equal to the renewal rate of the new policy will be paid on replaced premium.

     3. Commissions on cash values conserved and transferred from the Replaced Policy to the Replacement Policy will be paid as follows:

          o    3% of cash value transferred from a non-Updated policy.
          o 1% on cash value transferred from an Updated policy or current yield policy.

          These commissions will be paid on cash values deposited as unscheduled premiums. However, in situations where a policy loan is carried over to the Replacement Policy, we will not pay a commission on the unscheduled premium deposit created for the purpose of carrying over the loan.

     4. We will pay an additional 5% commission on the amount of Policy premium being replaced if the total premium in the Replacement Policy is at least 25% greater than the premium of the Replaced Policy.

B. Service fees are determined according to the applicable rates for such as set out in the exhibit.
C. Commissions will not be paid when partial surrender amounts are used to fund premium increases or new business.
D. For special situations defined by the Insurer involving replacement of life policies, the Insurer reserves the right to further modify commissions payable on replacements outlined above..

Special Underwriting. Commission rate is reduced to 45% if Batch underwriting or Expanded Non-Medical underwriting is used. Commission rate is reduced to 30% if Guaranteed Issue underwriting is used. Commission rate is reduced to 30% if Accounting Benefit Rider ("ABR") is used. Commission rate is reduced to 25% when ABR is used with Guaranteed Issue. Other arrangements may be made with different compensation amounts.

                   EXHIBIT D - Expense Reimbursement Schedule


Principal Life Insurance Company ("Principal" or "we") will reimburse the broker-dealer for expenses incurred by them on sales of Policies made pursuant to the Broker-Dealer Marketing and Servicing Agreement for Variable Life Contracts (the "Agreement") according to the schedule below. We may, by written notice to you, (1) change this compensation schedule; (2) discontinue the issuance of any form of Policy; and/or (3) fix or change the amount of compensation on Policies issued in exchange for previously issued Policies.

New York Insurance Department Limitations

The Broker-Dealer and Principal Life agree that the maximum payment under this Agreement shall be subject to the terms of a plan we submitted to and was approved by the New York State Insurance Department. The determination of whether payments exceed the maximum amount permissible shall be solely our responsibility. Any amounts paid by us to you that are deemed to exceed the maximum amount permissible shall become a debt from you to us. We reserve the right to set-off any such indebtedness against any amount payable under this Agreement or any other contract you have with us or any our affiliates.

Expense Reimbursement Amounts

We agree to pay you an expense reimbursement allowance on premiums during the first Policy year as follows:

VUL Accumulator

o 25%# of premiums we receive up to the planned periodic Premium, but not to exceed target premium. See Exhibit A for schedule of Target Premiums.

     # Allowance is reduced to 15% if Accounting Benefit Rider (ABR) is used. Other arrangements may be made with different compensation amounts.


SVUL
o 25% of premium received up to the planned periodic premium, not to exceed target premium. See Exhibit B for schedule of Target Premiums.


PrinFlex Life(R) (sold only with the assistance of Executive Benefit Services, Inc ("EBS"))
o 5%# of premium we receive up to the planned periodic premium, but not to exceed target premium. See Exhibit C for schedule of Target Premiums.

# Allowance is reduced to 4.5% if Batch underwriting or Expanded Non-Medical underwriting is used. Allowance is reduced to 3% if Guaranteed Issue underwriting is used. Allowance is reduced to 3% if Accounting Benefit Rider (ABR) is used. Allowance is reduced to 2.5% when ABR is used with Guaranteed Issue. Other arrangements may be made with different compensation amounts.

 .

Executive Benefit Services Assistance
For policies sold with sales and/or policy administration assistance* of EBS or its designees, the Expense Reimbursement Allowance payable will be 5% of the premium received up to the planned periodic premium, but not to exceed target premium as shown in either Exhibit C for PrinFlex Life (R).


*Sales and/or policy administration assistance of EBS may consist of one or more services, including, for example, marketing support, Case Review/Design, Case Management, Proposals, Financial Analysis, Plan Implementation Support, Underwriting Coordination, Internet based administration. The determination of when sales are made subject to the sales and/or policy administration assistance of EBS shall be made by Principal in its sole discretion.